UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT
                    PURSUANT TO SECTIONS 13 OR 15 (d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

         Date of Report (Date of earliest event reported): June 1, 1998


                              IL INTERNATIONAL INC.
               (Exact name of registrant as specified in charter)


                         Commission File Number 0-14575
                         ------------------------------


         Delaware                                        06-1331343
----------------------------                         -------------------
(State or other jurisdiction                            (IRS Employer
     of incorporation)                               Identification No.)


400 Long Beach Boulevard,
Stratford, Connecticut                                      06497
----------------------------------------                  ----------
(Address of principal executive offices)                  (Zip Code)

Registrant's telephone number, including area code (203) 378-4000
                                                   --------------

         --------------------------------------------------------------
         (Former name or former address, if changed since last report.)

                              IL INTERNATIONAL INC.


Item 2. Acquisition or Disposition of Assets.

            On June 1, 1998, IL International Inc. (the "Company") sold substantially all of its assets to Nemo S,r.l., an Italian corporation (the "Purchaser"), which designs, markets and distributes lamps and lighting fixtures of contemporary design. Such assets were comprised principally of the goodwill of the business and its operations, certain molds and other fixed assets, the finished goods inventory, and the work-in-process and raw materials of those products which the Purchaser intends to market. The sale was made in accordance with the Promise to Purchase and Sell agreement which was included as Annex A to the Definitive Information Statement filed on May 1, 1998 with the Securities and Exchange Commission and subsequently delivered to the Company's stockholders.

            On June 1, 1998, the Company received a payment on account from the Purchaser of $4,406,827 (including Lit. 6,999,550,282 converted at Lit. 1,761, the exchange rate in effect at the close of business on June 1, 1998). This payment included an amount of $1,290,917 which was equal to 70% of the book value at December 31, 1997 of the inventory and certain other assets, principally fixed assets, which the Purchaser has elected to acquire. The balance of the payment for these items is to be made sixty days after the date of closing in order to afford time to determine the value of the listed items as at the date of closing. The Company estimates that this additional payment will be approximately $975,000 (including Lit. 1,213,000,000 converted at Lit. 1,761).

            The Company expects to realize an additional $1,645,000 from the collection of its receivables and the sale of certain other assets, principally fixed assets, which the Purchaser has not acquired.

            Of the amount received on June 1, 1998, $1,420,000 (Lit. 2,500,000,000) was immediately provided by the Company as collateral for a one year bank guarantee of an equivalent amount as a guarantee of its indemnification obligations under the sale agreement. The Company has the right to request the Purchaser to reduce the maximum amount guaranteed by the bank guarantee to take into account payment by the Company of its outstanding liabilities at the date of closing. The Company expects to settle most of its obligations within approximately sixty days of the date of closing at which time it will seek a reduction in the bank guarantee. It is management's opinion that the Purchaser will agree at that time to a reduction of about Lit. 1.5 billion ($850,000) in the bank guarantee.

            The actual gross proceeds may differ from the estimate contained herein and are dependent upon the following factors, among others, which are at present uncertain: (i) the agreed book value of the assets at the date of closing, (ii) the exchange rate(s) on the date(s) the sale proceeds received in Italian lire are converted into U.S. dollars, and (iii) the amount, if any, which the Purchaser may be entitled to withhold from the bank guarantee.

                              IL INTERNATIONAL INC.


            Out of total estimated gross proceeds of approximately $7,025,000, approximately $3,875,000 will be used to pay (i) all outstanding liabilities and obligations of the Company including short-term debt, lease arrangements and accounts payable; (ii) severance indemnities; (iii) taxes, principally arising in Italy; and (iv) legal and other expenses associated with the consummation of the sale and the termination of the Company's corporate existence. It is anticipated that the remaining net proceeds will approximate $0.04 per share of Common Stock and that such an amount will be paid in two installments to the stockholders.

            It is currently anticipated that an interim liquidating dividend of $0.02 per share will be distributed to the stockholders in mid-August 1998. A final liquidating dividend will be distributed to stockholders in June 1999 (i.e. one year after the date of closing) or as soon as practicable thereafter.

            ALTHOUGH THE COMPANY HAS USED ITS BEST EFFORTS TO ESTIMATE THE AMOUNT OF THE GROSS PROCEEDS, LIABILITIES AND OTHER OBLIGATIONS AT THE DATE OF CLOSING, AND THE EXPENSES IN CONNECTION WITH THE SALE AND LIQUIDATION OF THE COMPANY, THESE ESTIMATES ARE BASED UPON ASSUMPTIONS OF FUTURE EVENTS WHICH ARE BEYOND THE CONTROL OF THE COMPANY, INCLUDING, WITHOUT LIMITATION, FOREIGN CURRENCY FLUCTUATIONS, THE ABILITY OF THE COMPANY TO COLLECT PAYMENT FOR ITS RECEIVABLES AND TO FIND BUYERS FOR ITS FIXED ASSETS AT THE PRICES ASSUMED. CONSEQUENTLY, THERE CAN BE NO ASSURANCE THAT THE COMPANY WILL BE ABLE TO GENERATE NET PROCEEDS OF $3,150,000 OR THAT THE AMOUNT AVAILABLE FOR DISTRIBUTION TO THE STOCKHOLDERS WILL BE APPROXIMATELY $0.04 PER SHARE OF COMMON STOCK.


Item 7. Financial Statements and Exhibits.

      (b) Pro forma financial information.


      (c) Exhibits.

Exhibit No.       Description

    2 Promise to Purchase and Sell agreement dated March 5, 1998 (incorporated by reference to Annex A to the Definitive Information Statement filed on May 1, 1998).

                              IL INTERNATIONAL INC.

                     PRO FORMA BALANCE SHEET AND ADJUSTMENTS
                                     ($000)

                                               | - - - - - - - PROFORMA ADJUSTMENTS - - - - - - |
                                                           LIQUIDATED                                   PRO FORMA
                                   AS AT        SOLD TO        BY         LIQUIDATION  SETTLEMENT        BALANCE
                                 3/31/1998        NEMO       COMPANY         COSTS      OF DEBTS        @ 3/31/98
                                    (1)           (2)          (3)            (4)         (5)              (6)
                                 --------      --------    -----------    -----------  ----------        -------
ASSETS
======

 CASH                                $199       $4,927        $2,140                    ($4,209)          $3,057

 ACCOUNTS RECEIVABLE, NET           1,908                     (1,908)                                          0

 INVENTORY                          1,902       (1,765)          (85)                                          0
                                                                 (52)(A)

 OTHER CURRENT ASSETS                 164          (45)          (80)                                          0
                                                                 (39)(B)

 FIXED ASSETS, NET                    269         (247)          (22)                                          0

 OTHER ASSETS                          55          (10)          (45)                                          0
                                  -------      -------       -------       -------      -------          -------

   TOTAL ASSETS                    $4,497       $2,860          ($91)           $0      ($4,209)          $3,057
                                  =======      =======       =======       =======      =======          =======


LIABILITIES & EQUITY
====================

 SHORT-TERM DEBT                     $779                                                 ($779)              $0

 CURRENT INSTALLMENTS OF LTD           13                                                   (13)               0

 ACCOUNTS PAYABLE                   1,061                                                (1,061)               0

 INCOME TAXES                          11                                      170         (181)               0

 OTHER ACCRUED LIABILITIES          1,717                                      450       (2,167)               0

 LONG-TERM DEBT                         8                                                    (8)               0

 OTHER LIABILITIES                                                                                             0

 EQUITY                               908        2,860           (91)(A)(B)   (620)                       $3,057
                                  -------      -------       -------       -------      -------          -------
   TOTAL LIABILITIES
     & EQUITY                      $4,497       $2,860          ($91)           $0      ($4,209)          $3,057
                                  =======      =======       =======       =======      =======          =======


SEE NOTES ON FOLLOWING PAGES

                              IL INTERNATIONAL INC.


                         NOTES TO PROFORMA BALANCE SHEET
                                     ($000)


            The pro forma balance sheet has been prepared assuming that substantially all of the assets of the Company were sold to the Purchaser at March 31, 1998 and that the Company liquidated the remaining assets, paid all its obligations and wound up its affairs on that date.

(1)   Balances as at March 31, 1998 as presented in Form 10-QSB.

(2) Proposed payments to be made by the Purchaser for the purchase of specified assets, comprising:

            Goodwill                                                    $2,860
            Inventory, principally at book value                         1,765
            Catalogs, new product development costs etc.                    45
                  Molds and certain other fixed assets at book value       247
            Rent deposit                                                    10
                                                                        -------

            Estimated cash to be received from the Purchaser            $4,927
                                                                        =======

(3)   Assets expected to be liquidated by the Company and

            (A) loss on disposition of inventory ($52), and
            (B) expensing of certain prepaid expenses ($39), in the ordinary course of business, subsequent to the date of the balance sheet.


      Assumptions on realizability of assets not purchased by the Purchaser

      - The net book value of accounts receivable as of March 31, 1998 are expected to be realized through collections from customers.

      - The raw materials and semi-finished product are expected to be assembled and sold at close-out prices for an estimated $85, net of assembly and selling costs.

      - The fixed assets were written down at December 31, 1997 to their net realizable values. They consist principally of motor vehicles, racking, forklift trucks and other warehouse equipment, and office furniture.

      - Other current assets, consisting principally of miscellaneous receivables, are expected to be realized through collections in the normal course of business. The prepaid expenses are expected to be expensed through normal operations.

                              IL INTERNATIONAL INC.


                         NOTES TO PROFORMA BALANCE SHEET
                                   (Continued)
                                    ($000)


      Assumptions on realizability of assets not purchased by the Purchaser (continued)

      - Other assets, consisting of rent deposits, are anticipated to be refunded by the landlords.

(4)   To record estimated expenses relating to the liquidation of the Company.

      Income taxes due on sale                                 $  170
      Costs relating to the liquidation of the Company,
       professional fees, shareholder communications
       and contingency                                            450
                                                               ------
                                                               $  620
                                                               ======

(5) Estimated payments of all outstanding obligations of the Company in the course of liquidating the Company.

(6) Estimated cash available for distribution to stockholders ($3,057) after completion of the sale to the Purchaser, the payment of all obligations and the winding up of the Company's affairs.

IMPORTANT

            The pro forma balance sheet and adjustments presented above represent what might have been realized by the Company had the sale been consummated on March 31, 1998. The schedule does not purport to show what the actual net proceeds will be. The actual amount realized will depend, among other things, on the value of assets and liabilities as they existed on June 1, 1998, the actual date of closing.

            ALTHOUGH THE COMPANY HAS USED ITS BEST EFFORTS TO ESTIMATE THE AMOUNT OF THE GROSS PROCEEDS, LIABILITIES AND OTHER OBLIGATIONS AT THE DATE OF CLOSING, AND THE EXPENSES IN CONNECTION WITH THE SALE AND LIQUIDATION OF THE COMPANY, THESE ESTIMATES ARE BASED UPON ASSUMPTIONS OF FUTURE EVENTS WHICH ARE BEYOND THE CONTROL OF THE COMPANY, INCLUDING, WITHOUT LIMITATION, FOREIGN CURRENCY FLUCTUATIONS, THE ABILITY OF THE COMPANY TO COLLECT PAYMENT FOR ITS RECEIVABLES AND TO FIND BUYERS FOR ITS FIXED ASSETS AT THE PRICES ASSUMED. CONSEQUENTLY, THERE CAN BE NO ASSURANCE THAT THE COMPANY WILL BE ABLE TO GENERATE NET PROCEEDS OF $3,150,000 OR THAT THE AMOUNT AVAILABLE FOR DISTRIBUTION TO THE STOCKHOLDERS WILL BE APPROXIMATELY $0.04 PER SHARE OF COMMON STOCK.

                              IL INTERNATIONAL INC.


                                   SIGNATURES


            Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                            IL INTERNATIONAL INC.
                                            ---------------------
                                                 (Registrant)


Date:  June 12, 1998                        By:  /s/ Keith G. Frey
                                                ------------------
                                                Vice President, Finance and
                                                Administration and Chief
                                                Financial Officer